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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                AUGUST 29, 1995

                    [LOGO PERSONAL COMPUTER PRODUCTS, INC.]

                        PERSONAL COMPUTER PRODUCTS, INC.
       (Exact name of small business issuer as specified in its charter)


            DELAWARE                     0-12641                33-0021693
(State or other jurisdiction of    (Commission file No.)   (IRS Employer ID No.)
 incorporation or organization)


                           10865 RANCHO BERNARDO ROAD
                          SAN DIEGO, CALIFORNIA 92127
                    (Address of principal executive offices)

        Issuer's Telephone Number, Including Area Code:  (619) 485-8411
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Previous independent accountants


    (i) On August 25, 1995, Personal Computer Products, Inc. ("PCPI") dismissed Price Waterhouse LLP as its independent accountants.

   (ii) The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principle, except that the report for the fiscal year ended June 30, 1994 did contain an explanatory paragraph with regard to PCPI's ability to continue as a going concern.

  (iii) The Registrant's Board of Directors participated in and approved the decision to change independent accountants.

   (iv) In connection with its audits for the two most recent fiscal years and through August 25, 1995, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

    (v) In connection with its audit of the 1993 financial statements, Price Waterhouse LLP issued a letter to the Company identifying material weaknesses in the Company's internal controls. This matter was discussed with the Company's Board of Directors.

   (vi) The Registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated August 29, 1995, is filed as Exhibit 16 to this Form 8-K.

(b) New independent accountants

    (i) The Registrant engaged Boros & Farrington, CPAs, APC as its new independent accountants as of August 25, 1995. During the two most recent fiscal years and through August 25, 1995, the Registrant has not consulted with Boros & Farrington on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).
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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                            PERSONAL COMPUTER PRODUCTS, INC.


                            By: Ralph R. Barry
                            ------------------------------------------
DATE:  August 29, 1995      Ralph R. Barry
                            Chief Financial Officer